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                                                                  Exhibit 10.14

              Description of Compensation Arrangement with Samuel J. Keiper

o Employment is at will and may be terminated at any time, with or without formal cause.

o    Annual base salary: $147,026.

o Maximum bonus under the Diamond of California Management Performance Incentive Program: 50% of annual base salary